Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

(including the associated Series A Junior

Participating Preferred Stock purchase rights)

of

Imagistics International Inc.

to

Orange Merger Corp.

a wholly owned subsidiary of

Océ N.V.

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 17, 2005, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates (“Stock Certificates”) evidencing shares of common stock, $0.01 par value (the “Common Stock”), of Imagistics International Inc., a Delaware corporation (the “Company”), including the associated Series A Junior Participating Preferred Stock purchase rights (the “Preferred Stock Rights” and together with the Common Stock, the “Shares”) are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Hand or Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway, 13th Floor New York NY 10271

By Facsimile Transmission:

(For Eligible Institutions Only)

(917) 320-6320

To Confirm Facsimile Only:

(866) 325-9972

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

The undersigned hereby tenders to Orange Merger Corp., a Delaware corporation and a wholly owned subsidiary of Océ N.V., a company organized and existing under the laws of The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 19, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):

(Please print)

Number of Shares Tendered:

(Please print)

Certificate Number(s) (if available):

(Please print)

Address(es):

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone Number(s):

Signature(s):

Account Number:

Dated:

GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a participant in a Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of a book-entry transfer of such Shares into the Depositary’s account, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent’s Message, in the case of the Book-Entry-Transfer Facility, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

(Authorized Signature)

Name (Please type or print)

Title

Date

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.